Exhibit 3.2

AMENDED AND RESTATED
BYLAWS
OF
DARLING INGREDIENTS INC.
A Delaware Corporation

Adopted May 6, 2014

(continued)

(continued)

(continued)

v

AMENDED AND RESTATED
BYLAWS
OF
DARLING INGREDIENTS INC.
A Delaware Corporation
PREAMBLE
These Amended and Restated Bylaws (as they may be subsequently amended, revised or restated, the “Bylaws”) are subject to, and governed by, the General Corporation Law of the State of Delaware (the “Delaware General Corporation Law”) and the Certificate of Incorporation, as it may be amended from time to time (the “Certificate of Incorporation”) of Darling Ingredients Inc., a Delaware corporation (the “Corporation”). In the event of a direct conflict between the provisions of these Bylaws and the mandatory provisions of the Delaware General Corporation Law or the provisions of the Certificate of Incorporation, such provisions of the Delaware General Corporation Law or the Certificate of Incorporation, as the case may be, will be controlling.
ARTICLE 1
OFFICES

1.1    Registered Office and Agent. The registered office and registered agent of the Corporation shall be as designated from time to time by the appropriate filing by the Corporation in the office of the Secretary of State of the State of Delaware.
1.2    Other Offices. The Corporation may also have offices at such other places, both within and without the State of Delaware, as the board of directors may from time to time determine or as the business of the Corporation may require.
ARTICLE 2

MEETINGS OF STOCKHOLDERS
2.1    Annual Meeting. An annual meeting of stockholders of the Corporation shall be held on the second Monday of May in each calendar year, if not a legal holiday, and otherwise on the next regular business day following, at 10:00 a.m., or at such other date and time as shall be designated from time to time by the board of directors and stated in the notice of the meeting or in a duly executed waiver of notice of such meeting. At such meeting, the stockholders shall elect directors and transact such other business as may properly be brought before the meeting.

2.2    Special Meeting. (a) A special meeting of the stockholders may be called at any time by the Chairman of the Board, the Chief Executive Officer, the President, or a majority of the board of directors, and shall be called by the Secretary following his or her receipt of one or more written demands to call a special meeting of the stockholders, in accordance with and subject to this Section 2.2. and Article II, from stockholders of record, as of the record date fixed in accordance with Section 2.2(d) below who hold, in the aggregate, at least 10% of the voting power of the outstanding shares of capital stock of the Corporation. The stockholder demand shall state the purpose or purposes of the special meeting, and the business to be conducted at the special meeting shall be limited to the purpose or purposes stated in the stockholder demand. Except in accordance with this Section 2.2, stockholders shall not be permitted to propose business to be brought before a special meeting of the stockholders.
(b)    No stockholder may demand that the Secretary of the Corporation call a special meeting of the stockholders pursuant to this Section 2.2 unless a stockholder of record has first submitted a request in writing that the board of directors fix a record date for the purpose of determining the stockholders entitled to demand that the Secretary of the Corporation call such a special meeting, which request shall be in proper form and delivered to, or mailed and received by, the Secretary of the Corporation at the principal executive offices of the Corporation.
(c)    To be in proper form for purposes of this Section 2.2, a request by a stockholder for the board of directors to fix a record date shall set forth as to each stockholder of record making such request (a “Requesting Person”), the information required pursuant to Section 2.16(a)(2)(C).
(d)    Within ten (10) days after receipt of a request to fix a record date in proper form and otherwise in compliance with this Section 2.2 from any stockholder of record, the board of directors may adopt a resolution fixing a record date for the purpose of determining the stockholders entitled to demand that the Secretary of the Corporation call a special meeting, which date shall not precede the date upon which the resolution fixing the record date is adopted by the board of directors. If no resolution fixing a record date has been adopted by the board of directors within the ten (10) day period after the date on which such a request to fix a record date was received, the record date in respect thereof shall be deemed to be the twentieth (20th) day after the date on which such a request is received. Notwithstanding anything in this Section 2.2 to the contrary, no record date shall be fixed if the board of directors determines that the demand or demands that would otherwise be submitted following such record date could not comply with the requirements of Section 2.2(f).
(e)     Without qualification, a special meeting of the stockholders shall not be called pursuant to Section 2.2(a) unless stockholders of record as of the record date fixed in accordance with Section 2.2(d) who hold, in the aggregate, at least 10% of the outstanding capital stock of the Corporation (the “Required Percentage”) timely provide one or more demands to call such special meeting in writing and in proper form to the Secretary of the Corporation at the principal offices of the Corporation. Only stockholders of record on the record date shall be entitled to demand that the Secretary of the Corporation call a special meeting of the stockholders pursuant to Section 2.2(a). To be timely, a stockholder’s demand to call a special meeting must be delivered to, or mailed and received at, the principal executive offices of the Corporation no later than the sixtieth (60th) day following the record date fixed in accordance with Section 2.2(d). To be in proper form for purposes of this Section 2.2(e), a demand to call a special meeting shall set forth a brief description of the business desired to be brought before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the Bylaws of the Corporation, the language of the proposed amendment), the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, of any capital stock of the Corporation on whose behalf the demand to call a special meeting is made; and, as to the stockholder demanding such special meeting and the beneficial owner, if any, of any capital stock of the Corporation on whose behalf the demand for a special meeting is made, (i) the name and address of such stockholder, as they appear on the Corporation's books, and of such beneficial owner, (ii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially and of record by such stockholder and such beneficial owner, (iii) a description of any agreement, arrangement or understanding with respect to the proposed business between or among such stockholder and such beneficial owner, any of their respective affiliates or associates, and any others acting in concert with any of the foregoing, and (iv) a description of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, warrants, stock appreciation or similar rights, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of the stockholder's request by, or on behalf of, such stockholder and such beneficial owner, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of, such stockholder and such beneficial owner, with respect to shares of stock of the Corporation. A stockholder may revoke a demand to call a special meeting by written revocation delivered to the Secretary at any time prior to the special meeting. If any such revocation(s) are received by the Secretary after the Secretary’s receipt of written demands from the Requisite Percentage of stockholders, and as a result of such revocation(s), there no longer are unrevoked demands from the Requisite Percentage of stockholders to call a special meeting, the board of directors shall have discretion to determine whether or not to proceed with the special meeting.
(f)    The Secretary shall not accept, and shall consider ineffective, a written demand from a stockholder to call a special meeting (i) that does not comply with this Section 2.2, (ii) that relates to an item of business to be transacted at such meeting that is not a proper subject for stockholder action under applicable law, (iii) that includes an item of business to be transacted at such meeting that did not appear on the written request that resulted in the determination of the record date to determine the stockholders entitled to submit such written demand (the “Current Record Date”), (iv) that relates to an item of business (other than election of directors) that is identical or substantially similar to an item of business for which a record date (other than the Current Record Date) was previously fixed and such demand is delivered between the time beginning on the sixty-first (61st) day after such previous record date and ending on the one-year anniversary of such previous record date, (v) if a similar item will be submitted for stockholder approval at any stockholder meeting to be held on or before the ninetieth (90th) day after the Secretary receives such demand, or (vi) if a similar item has been presented at the most recent annual meeting or at any special meeting held within one year prior to receipt by the Secretary of such demand to call a special meeting.
(g)    After receipt of demands in proper form and in accordance with this Section 2.2 from a stockholder or stockholders holding the Requisite Percentage, the board of directors shall duly call, and determine the place, date and time of, a special meeting of stockholders for the purpose or purposes and to conduct the business specified in the demands received by the Corporation. Notwithstanding anything in these Bylaws to the contrary, the board of directors may submit its own proposal or proposals for consideration at such special meeting.
2.3    Place of Meetings. An annual meeting of stockholders may be held at any place within or without the State of Delaware in the continental United States designated by the board of directors. A special meeting of stockholders may be held at any place within or without the State of Delaware in the continental United States designated in the notice of the meeting. Meetings of stockholders shall be held at the principal office of the Corporation unless another place is designated for meetings in the manner provided herein. The board of directors may, in its sole discretion, determine that the meetings of stockholders shall not be held at any place, but may instead be held solely by means of remote communication as authorized by Section 211(a)(2) of the Delaware General Corporation Law.
2.4    Notice. (a)
(i)    Written notice stating the place, if any, date and hour of each meeting of the stockholders, the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, and, in case of a special meeting, the purpose or purposes for which the meeting is called shall be delivered not less than twenty (20) nor more than sixty (60) days before the date of the meeting, either personally, by mail, in accordance with Section 2.5, or by any other method permitted by law (including, but not limited to, overnight courier services, telegram or telex), by or at the direction of the Chief Executive Officer, the President, the Secretary, or the officer or person(s) calling the meeting, to each stockholder of record entitled to vote at such meeting; provided, however, that in the case of a special meeting called by or on behalf of stockholders in accordance with this Article II, such notice for such special meeting shall be delivered in accordance with Section 2.16 hereof. If such notice is to be sent by mail, it shall be directed to such stockholder at the stockholder’s address as it appears on the records of the Corporation, unless the stockholder shall have filed with the Secretary of the Corporation a written request that notices to the stockholder be mailed to some other address, in which case it shall be directed to the stockholder at such other address. Notice of any meeting of stockholders shall not be required to be given to any stockholder who shall attend such meeting in person or by proxy and shall not, at the beginning of such meeting, object to the transaction of any business because the meeting is not lawfully called or convened, or who shall, either before or after the meeting, submit a signed waiver of notice, in person or by proxy or a waiver by electronic transmission. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of stockholders need be specified in any written waiver of notice or any waiver by electronic transmission unless so required by the Certificate of Incorporation or these Bylaws. Whenever by statute, the Certificate of Incorporation, or these Bylaws, notice is required to be given to any stockholder and no provision is made as to how such notice shall be given, personal notice shall not be required and any such notice may be given by mail, in accordance with Section 2.5, or by any other method permitted by law (including, but not limited to, overnight courier services, telegram or telex).

(b)    Any notice required or permitted to be given by mail shall be deemed to be delivered and given at the time when the same is deposited in the United States mail as aforesaid. Any notice required or permitted to be given by overnight courier service shall be deemed to be delivered and given at the time delivered to such service with all charges prepaid and addressed as aforesaid. Any notice required or permitted to be given by telegram or telex shall be deemed to be delivered and given at the time transmitted with all charges prepaid and addressed as aforesaid.
2.5    Notice by Electronic Transmission. (a) Without limiting the manner by which notice otherwise may be given effectively to stockholders, any notice to stockholders given by the Corporation shall be effective if given by a form of electronic transmission consented to by the stockholder to whom the notice is given. Any such consent shall be revocable by the stockholder by written notice to the Corporation. Any such consent shall be deemed revoked if (i) the Corporation is unable to deliver by electronic transmission two consecutive notices given by the Corporation in accordance with such consent and (ii) such inability becomes known to the Secretary or an Assistant Secretary of the Corporation or to the transfer agent, or other person responsible for the giving of notice; provided, however, the inadvertent failure to treat such inability as a revocation shall not invalidate any meeting or other action.
(b)    Notice given pursuant to subsection (a) of this Section 2.5 shall be deemed given: (i) if by facsimile telecommunication, when directed to a number at which the stockholder has consented to receive notice; (ii) if by electronic mail, when directed to an electronic mail address at which the stockholder has consented to receive notice; (iii) if by a posting on an electronic network together with separate notice to the stockholder of such specific posting, upon the later of (1) such posting and (2) the giving of such separate notice; and (iv) if by any other form of electronic transmission, when directed to the stockholder. An affidavit of the Secretary or an Assistant Secretary or of the transfer agent or other agent of the Corporation that the notice has been given by a form of electronic transmission shall, in the absence of fraud, be prima facie evidence of the facts stated therein.
(c)    For purposes of these Bylaws, "electronic transmission" means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process.
2.6    Exceptions from Notice Requirement. The giving of any notice required under any provision of the Delaware General Corporation Law, the Certificate of Incorporation or these Bylaws shall not be required to be given to any stockholder to whom (i) notice of two consecutive annual meetings, and all notices of meetings or of the taking of action by written consent without a meeting to such person during the period between such two consecutive annual meetings, or (ii) all, and at least two, payments (if sent by first class mail) of dividends or interest on securities during a twelve-month period, have been mailed addressed to such person at his address as shown on the records of the Corporation and have been returned undeliverable. Any action or meeting which shall be taken or held without notice to such person shall have the same force and effect as if such notice had been duly given. If any such stockholders shall deliver to the Corporation a written notice setting forth his then current address, the requirement that notice be given to such stockholder shall be reinstated. This exception to the requirement that notice be given shall not apply under subparagraph (i) to this Section 2.6 to any notice returned as undeliverable if the notice was given by electronic transmission.
2.7    Voting List. At least ten (10) days before each meeting of stockholders, the Secretary or other officer of the Corporation who has charge of the Corporation’s stock ledger, either directly or through another officer appointed by him or through a transfer agent appointed by the board of directors, shall prepare a complete list of stockholders entitled to vote thereat, arranged in alphabetical order and showing the address of each stockholder and number of shares registered in the name of each stockholder. For a period of ten (10) days prior to such meeting, such list shall be (i) made available on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (ii) kept on file at a place within the city where the meeting is to be held, which place shall be specified in the notice of meeting or a duly executed waiver of notice of such meeting or, if not so specified, at the place where the meeting is to be held and shall be open to examination by any stockholder during ordinary business hours. Such list shall be produced at such meeting and kept at the meeting at all times during such meeting and may be inspected by any stockholder who is present. If the meeting is to be held solely by means of remote communication, then the list shall also be open to examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting.
2.8    Quorum. The holders of a majority of the outstanding shares of stock entitled to vote on a matter, present in person or by proxy, shall constitute a quorum at any meeting of stockholders, except as otherwise provided by law, the Certificate of Incorporation, or these Bylaws; provided, that at any meeting of the stockholders at which the holders of any class of stock of the Corporation shall be entitled to vote separately as a class, the holders of a majority of the total outstanding shares of such class, present in person or by proxy, shall constitute a quorum for purposes of a class vote except as otherwise provided by law, the Certificate of Incorporation, or these Bylaws. If a quorum shall not be present, in person or by proxy, at any meeting of stockholders, the stockholders entitled to vote thereat who are present, in person or by proxy, or, if no stockholder entitled to vote is present, any officer of the Corporation may adjourn the meeting from time to time, without notice other than announcement at the meeting (unless the board of directors, after such adjournment, fixes a new record date for the adjourned meeting), until a quorum shall be present, in person or by proxy. At any adjourned meeting at which a quorum shall be present, in person or by proxy, any business may be transacted which may have been transacted at the original meeting had a quorum been present; provided that, if the adjournment is for more than thirty (30) days or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.
2.9    Required Vote; Withdrawal of Quorum. When a quorum is present at any meeting, the vote of the holders of at least a majority of the outstanding shares entitled to vote who are present, in person or by proxy, shall decide any question brought before such meeting, unless the question is one on which, by express provision of statute, the Certificate of Incorporation, or these Bylaws, a different vote is required, in which case such express provision shall govern and control the decision of such question. Except as provided in Section 3.4 hereof, a nominee for director shall be elected to the board of directors by the vote of the majority of the votes cast with respect to that director’s election at any meeting for the election of directors at which a quorum is present; provided, however, that if the number of nominees exceeds the number of directors to be elected, the directors shall be elected by a plurality of the votes cast at any such meeting and entitled to vote on the election of directors. For purposes of this section, a majority of votes cast means that the number of votes cast “for” a director must exceed the number of votes cast “against” that director (with “abstentions” and “broker non-votes” not counted as a vote cast with respect to that director). The stockholders present at a duly constituted meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.
2.10    Method of Voting; Proxies. Except as otherwise provided in the Certificate of Incorporation or these Bylaws, each outstanding share, regardless of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of stockholders. Voting at the meeting of stockholders, on other than the election of directors, need not be by written ballot unless directed by the presiding officer or upon the demand of any stockholder. At any meeting of stockholders, every stockholder having the right to vote may vote either in person or by a proxy executed in writing by the stockholder or by his or its duly authorized attorney‑in‑fact. Each such proxy shall be filed with the Secretary of the Corporation before or at the time of the meeting. No proxy shall be valid after three (3) years from the date of its execution, unless otherwise provided in the proxy. If no date is stated in a proxy, such proxy shall be presumed to have been executed on the date of the meeting at which it is to be voted. Each proxy shall be revocable unless expressly provided therein to be irrevocable and coupled with an interest sufficient in law to support an irrevocable power or unless otherwise made irrevocable by law.
2.11    Record Date. (a) For the purpose of determining the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the board of directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the board of directors, and which record date shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting. If no record date is fixed by the board of directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for the adjourned meeting.
(b)    Without qualification, any stockholder of record seeking to have the stockholders authorize or take any action by written consent shall first request in writing that the board of directors fix a record date for the purpose of determining the stockholders entitled to take such action, which request shall be in proper form and delivered to, or mailed and received by, the Secretary of the Corporation at the principal executive officers of the Corporation. Within ten (10) days after receipt of a request in proper form and otherwise in compliance with this Section 2.11(b), from any such stockholder, the board of directors may adopt a resolution fixing a record date for the purpose of determining the stockholders entitled to take such action, which date shall not precede the date upon which the resolution fixing the record date is adopted by the board of directors and which date shall not be more than ten (10) days after the date on which such a resolution is adopted by the board of directors. If no resolution fixing a record date has been adopted by the board of directors within such ten (10) day period after the date on which such a request is received, (i) the record date for determining stockholders entitled to consent to such action, when no prior action of the board of directors is required by applicable law, shall be the first date on which a valid signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation in the manner described in this Section 2.11(b) and (ii) the record date for determining stockholders entitled to consent to such action, when prior action by the board of directors is required by applicable law, shall be at the close of business on the date on which the board of directors adopts the resolution taking such prior action. To be in proper form for purposes of this Section 2.11(b), a request by a stockholder for the board of directors to fix a record date shall provide the information required in a stockholder’s notice pursuant to Section 2.16(a)(2) and (3).
(c)    In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the board of directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty (60) days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the board of directors adopts the resolution relating thereto.
2.12    Conduct of Meeting. The Chairman of the Board, if such office has been filled, and, if not or if the Chairman of the Board is absent or otherwise unable to act, the Chief Executive Officer shall preside at all meetings of stockholders; provided, however, if such office has not been filled or if the Chief Executive Officer is absent or otherwise unable to act, the President shall preside at all meetings of stockholders. The Secretary shall keep the records of each meeting of stockholders. In the absence or inability to act of any such officer, such officer’s duties shall be performed by the officer given the authority to act for such absent or non-acting officer under these Bylaws or by some person appointed by the meeting. The order of business at each such meeting shall be as determined by the Chairman of the meeting. The Chairman of the meeting shall have the sole right and authority to prescribe the rules, regulations and procedures for, and to do all such acts and things as are necessary or desirable for the proper conduct of, the meeting, including, without limitation, setting the agenda of the meeting, establishing procedures for the maintenance of order and safety at the meeting, determining the persons entitled to make presentations at the meeting and the time allotted for each such presentation, determining the time, if any, allotted to questions or comments at the meeting, instituting restrictions on entry to the meeting after the time prescribed for the commencement thereof, determining the form of ballot to be used for voting on each matter upon which stockholders will vote at the meeting and determining the date and time of the opening and closing of the polls for each matter upon which the stockholders will vote at the meeting.
2.13    Action without a Meeting. Unless otherwise provided in the Certificate of Incorporation, any action required by the Delaware General Corporation Law to be taken at any annual or special meeting of the stockholders, or any action which may be taken at any annual or special meeting of the stockholders, may be taken without a meeting, without prior notice, and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by all of the holders (acting for themselves or through a proxy) of outstanding stock and shall be delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded and shall otherwise be in compliance with these Bylaws. Every written consent of stockholders shall bear the date of signature of each stockholder who signs the consent and no written consent shall be effective to take the corporate action referred to therein unless, within sixty (60) days of the earliest dated consent delivered in the manner required by this Section 2.13 to the Corporation, written consents signed by all of the holders to take action are delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation’s registered office, principal place of business, or such officer or agent shall be by hand or by certified or registered mail, return receipt requested.
2.14    Inspectors. (a) The board of directors shall, in advance of any meeting of stockholders, appoint one or more inspectors to act at the meeting and make a written report thereof. The board of directors may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of stockholders, the person presiding at the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of the duties of inspector, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of such inspector's ability.
(b)    The inspectors shall (i) ascertain the number of shares outstanding and the voting power of each; (ii) determine the shares represented at a meeting and the validity of proxies and ballots; (iii) count all votes and ballots; (iv) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors; and (v) certify their determination of the number of shares represented at the meeting, and their count of all votes and ballots. The inspectors may appoint or retain other persons or entities to assist the inspectors in the performance of the duties of the inspectors.
(c)    The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting, determined in accordance with Section 2.12 hereof, shall be announced at the meeting. No ballot, proxies or votes, nor any revocations thereof or changes thereto, shall be accepted by the inspectors after the closing of the polls unless the Court of Chancery of the State of Delaware upon application by a stockholder shall determine otherwise.
(d)    In determining the validity and counting of proxies and ballots, the inspectors shall be limited to an examination of the proxies, any envelopes submitted with those proxies, any information provided in accordance with Section 211(e) or Section 212(c)(2) of the Delaware General Corporation Law, or any information provided pursuant to Section 211(a)(2)(B)(i) or (iii) of the Delaware General Corporation Law, ballots and the regular books and records of the Corporation, except that the inspectors may consider other reliable information for the limited purpose of reconciling proxies and ballots submitted by or on behalf of banks, brokers, their nominees or similar persons which represent more votes than the holder of a proxy is authorized by the record owner to cast or more votes than the stockholder holds of record. If the inspectors consider other reliable information for the limited purpose permitted herein, the inspectors at the time they make their certification pursuant to subparagraph (b)(v) of this Section 2.14 shall specify the precise information considered by them, including, the person or persons from whom they obtained the information, when the information was obtained, the means by which the information was obtained and the basis for the inspectors' belief that such information is accurate and reliable. For purposes of this Section 2.14(d), Sections 211(e), 212(c)(2) and 211(a)(2)(B)(i) of the Delaware General Corporation Law shall include any successor statute addressing the comparable information.
2.15    Adjournment. Any meeting of the stockholders of the Corporation may be adjourned at any time or from time to time by the board of directors.
2.16    Requirements for Notice of Stockholder Business and Nominations.
(a) Annual Meetings of Stockholders. (1) Nominations of persons for election to the board of directors of the Corporation and the proposal of other business to be considered by the stockholders may be made at an annual meeting of stockholders only (A) pursuant to the Corporation's notice of meeting (or any supplement thereto), (B) by or at the direction of the board of directors or any duly authorized committee thereof or (C) by any stockholder of the Corporation who (i) was a stockholder of record of the Corporation at the time the notice provided for in this Section 2.16 is delivered to the Secretary of the Corporation and at the time of the annual meeting, (ii) is entitled to vote at the meeting and (iii) complies with the notice procedures set forth in this Article II. Clause (C) of the preceding sentence shall be the exclusive means for a stockholder to make nominations or submit other business (other than matters properly brought under Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and included in the Corporation's notice of meeting) before an annual meeting of stockholders.
(2) For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (C) of paragraph (a)(1) of this Section 2.16, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation and any such proposed business other than the nominations of persons for election to the board of directors must constitute a proper matter for stockholder action. To be timely, a stockholder's notice shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the ninetieth (90th) day nor earlier than the close of business on the one hundred twentieth (120th) day prior to the first anniversary of the preceding year's annual meeting (provided, however, that in the event that the date of the annual meeting is more than thirty (30) days before or more than seventy (70) days after such anniversary date, notice by the stockholder must be so delivered not earlier than the close of business on the one hundred twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made by the Corporation). In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a stockholder's notice as described above. Such stockholder's notice shall set forth: (A) as to each person whom the stockholder proposes to nominate for election as a director all information relating to such person that is required to be disclosed pursuant to Section 2.16(a)(3) hereof; (B) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the Bylaws of the Corporation, the language of the proposed amendment), the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, of any capital stock of the Corporation on whose behalf the proposal is made; and (C) as to the stockholder giving the notice and the beneficial owner, if any, of any capital stock of the Corporation on whose behalf the nomination or proposal is made (i) the name and address of such stockholder, as they appear on the Corporation's books, and of such beneficial owner, (ii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially and of record by such stockholder and such beneficial owner, (iii) a description of any agreement, arrangement or understanding with respect to the nomination or proposal between or among such stockholder and such beneficial owner, any of their respective affiliates or associates, and any others acting in concert with any of the foregoing, (iv) a description of any agreement, arrangement or understanding (including without limitation any derivative, swap, synthetic or short positions, profit interests, options, warrants, stock appreciation or similar rights, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of the stockholder's notice by, or on behalf of, such stockholder and such beneficial owner, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of, such stockholder and such beneficial owner, with respect to shares of stock of the Corporation (which information shall be updated by such stockholder and beneficial owner, if any, as of the record date of the meeting not later than then (10) days after the record date for the meeting), (v) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business or nomination, and (vi) a representation whether the stockholder or the beneficial owner, if any, intends or is part of a group which intends (a) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation's outstanding capital stock required to approve or adopt the proposal or elect the nominee or (b) otherwise to solicit proxies from stockholders in support of such proposal or nomination. The foregoing notice requirements shall be deemed satisfied by a stockholder if the stockholder has notified the Corporation of his or her intention to present a proposal at an annual meeting in compliance with Rule 14a-8 (or any successor thereof) promulgated under the Exchange Act and such stockholder's proposal has been included in a proxy statement that has been prepared by the Corporation to solicit proxies for such annual meeting.

(3) In addition to the requirements set forth in Section 2.16(a)(2) above, such stockholder's notice shall set forth as to each person whom the stockholder proposes to nominate for election or re-election as a director, (a) the name, age, business address and residence address of such person, (b) the principal occupation or employment of such person, (c) the class and number of shares of capital stock of the Corporation that are owned beneficially and of record by such person, (d) a good faith determination of whether the nominee qualifies as an “independent director” under then applicable standards of both the Exchange Act (and rules and regulations promulgated thereunder) and any stock exchange or national market upon which the Corporation’s stock is then admitted for trading, (e) all additional information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected), and (f) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three (3) years, and any other material relationships, between or among the nominating person, on the one hand, and the proposed nominee, and his or her respective affiliates and associates, on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Item 404 under Regulation S-K if the nominating person were the “registrant” for purposes of such rule and the proposed nominee were a director or executive officer of such registrant. To be eligible to be a nominee for election as a director of the Corporation, the proposed nominee must deliver (in accordance with the time periods prescribed for delivery of notice under this Section 2.16) to the Secretary at the principal executive offices of the Corporation a written questionnaire with respect to the background and qualification of such proposed nominee (which questionnaire shall be provided by the Secretary upon written request) and a written representation and agreement (in form provided by the Secretary upon written request) that such proposed nominee (A) is not and will not become a party to (i) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such proposed nominee, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation or (ii) any Voting Commitment that could limit or interfere with such proposed nominee’s ability to comply, if elected as a director of the Corporation, with such proposed nominee’s fiduciary duties under applicable law, (B) is not, and will not become a party to, any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed to the Corporation and (C) in such proposed nominee’s individual capacity and on behalf of the stockholder (or the beneficial owner, if different) on whose behalf the nomination is made, would be in compliance, if elected as a director of the Corporation, and will comply with applicable publicly disclosed corporate governance, conflict of interest, confidentiality and stock ownership (if any) and trading policies and guidelines of the Corporation.
(4) Notwithstanding anything in the second sentence of paragraph (a)(2) of this Section 2.16 to the contrary, in the event that the number of directors to be elected to the board of directors of the Corporation at an annual meeting is increased and there is no public announcement by the Corporation naming the nominees for the additional directorships at least one hundred (100) days prior to the first anniversary of the preceding year's annual meeting, a stockholder's notice required by this Article II shall also be considered timely, but only with respect to nominees for the additional directorships, if such notice shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the tenth (10th) day following the day on which such public announcement is first made by the Corporation.
(b) Special Meetings of Stockholders. Only such business shall be conducted at a special meeting of stockholders as shall have been properly brought before the meeting pursuant to this Article II (including without limitation Section 2.2) and the Corporation's notice of meeting. For nominations or other business to be properly brought before a special meeting by a stockholder pursuant to this Section 2.16, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation and otherwise be in compliance with this Article II (including Section 2.2) and such other business must otherwise be a proper matter for stockholder action. Nominations of persons for election to the board of directors may be made for consideration at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation's notice of meeting (1) by or at the direction of the board of directors or any duly authorized committee thereof, or (2) provided that the board of directors has determined that directors shall be elected at such meeting, by any stockholder of the Corporation who is a stockholder of record at the time the notice provided for in this Section 2.16 is delivered to the Secretary of the Corporation, who is entitled to vote at the meeting and upon such election and who complies with the notice procedures set forth in this Section 2.16, including without limitation by providing the information required to be provided in stockholders notices in respect of nomination of directors by Section 2.16(a)(2) and (3). In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the board of directors, any such stockholder entitled to vote in such election of directors may nominate a person or persons (as the case may be) for election to such position(s) as specified in the Corporation's notice of meeting, if a stockholder's notice containing the information required by paragraph (a)(2) and (3) of this Section 2.16 shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the one hundred twentieth (120th) day prior to such special meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such special meeting or the tenth (10th) day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the board of directors to be elected at such meeting. In the event the Corporation calls a special meeting of stockholders for the purpose of business other than the election of one or more directors to the board of directors, any stockholder entitled to vote in such meeting may propose business (other than the election of one or more directors) if a stockholder’s notice containing the information regarding other business required by paragraph (a)(2) of this Section 2.16 shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the one hundred twentieth (120th) day prior to such special meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such special meeting or the tenth (10th) day following the day on which public announcement is first made of the date of the special meeting. In no event shall the public announcement of an adjournment or postponement of a special meeting commence a new time period (or extend any time period) for the giving of a stockholder's notice as described above.
(c) General. (1) Only such persons who are nominated in accordance with the procedures set forth in this Section 2.16 shall be eligible to be elected at an annual or special meeting of stockholders of the Corporation to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before such meeting in accordance with the procedures set forth in this Section 2.16. Except as otherwise provided by law, the Chairman of the meeting shall have the power and duty (a) to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section 2.16 (including whether the stockholder or beneficial owner, if any, on whose behalf the nomination or proposal is made solicited (or is part of a group which solicited) or did not so solicit, as the case may be, proxies in support of such stockholder's nominee or proposal in compliance with such stockholder's representation as required by clause (a)(2)(C)(vi) of this Section 2.16) and (b) if any proposed nomination or business was not made or proposed in compliance with this Section 2.16, to declare that such nomination shall be disregarded or that such proposed business shall not be transacted. Notwithstanding the foregoing provisions of this Section 2.16, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual or special meeting of stockholders of the Corporation to present a nomination or business, such nomination shall be disregarded and such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation. For purposes of this Section 2.16, to be considered a qualified representative of the stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders.

(2) For purposes of this Section 2.16, "public announcement" shall include disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.
(3) Notwithstanding the foregoing provisions of this Section 2.16, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 2.16; provided however, that any references in these Bylaws to the Exchange Act or the rules promulgated thereunder are not intended to and shall not limit any requirements applicable to nominations or proposals as to any other business to be considered pursuant to this bylaw (including paragraphs (a)(1)(C) and (b) hereof), and compliance with this Section 2.16 shall be the exclusive means for a stockholder to make nominations or submit other business (other than matters brought properly under and in compliance with Rule 14a-8 of the Exchange Act, as may be amended from time to time). Nothing in this Section 2.16 shall be deemed to affect any rights (a) of stockholders to request inclusion of proposals in the Corporation's proxy statement pursuant to applicable rules and regulations promulgated under the Exchange Act or (b) of the holders of any series of preferred stock of the Corporation to elect directors pursuant to any applicable provisions of the Amended and Restated Certificate of Incorporation.

ARTICLE 3

DIRECTORS
3.1    Management. The business and property of the Corporation shall be managed by the board of directors. Subject to the restrictions imposed by law, the Certificate of Incorporation, or these Bylaws, the board of directors may exercise all the powers of the Corporation.

3.2    Number; Qualification; Term. Except as otherwise provided in the Certificate of Incorporation, the number of directors which shall constitute the entire board of directors shall be determined by resolution of the board of directors. Except as otherwise required by law, the Certificate of Incorporation, or these Bylaws, the directors shall be elected at an annual meeting of stockholders at which a quorum is present. Each director so chosen shall hold office until the first annual meeting of stockholders held after his election and until his successor is elected and qualified or, if earlier, until his death, resignation, or removal from office. None of the directors need be a stockholder of the Corporation or a resident of the State of Delaware. Each director must have attained the age of majority.
3.3    Change in Number. No decrease in the number of directors constituting the entire board of directors shall have the effect of shortening the term of any incumbent director.
3.4    Vacancies. Vacancies and newly-created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, though less than a quorum, or by the sole remaining director, and each director so chosen shall hold office until the first annual meeting of stockholders held after his election and until his successor is elected and qualified or, if earlier, until his death, resignation, or removal from office. If there are no directors in office, an election of directors may be held in the manner provided by statute. Except as otherwise provided in these Bylaws, when one or more directors shall resign from the board of directors, effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have the power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each director so chosen shall hold office as provided in these Bylaws with respect to the filling of other vacancies.
3.5    Meetings of Directors. The directors may hold their meetings and may have an office and keep the books of the Corporation, except as otherwise provided by statute, in such place or places within or without the State of Delaware as the board of directors may from time to time determine or as shall be specified in the notice of such meeting or duly executed waiver of notice of such meeting.
3.6    First Meeting. Each newly elected board of directors may hold its first meeting for the purpose of organization and the transaction of business, if a quorum is present, immediately after and at the same place as the annual meeting of stockholders, and no notice of such meeting shall be necessary.
3.7    Election of Officers. At the first meeting of the board of directors after each annual meeting of stockholders at which a quorum shall be present, the board of directors shall elect the officers of the Corporation.
3.8    Regular Meetings. Regular meetings of the board of directors shall be held at such times and places as shall be designated from time to time by resolution of the board of directors. Notice of such regular meetings shall not be required.

3.9    Special Meetings. Special meetings of the board of directors shall be held whenever called by the Chairman of the Board, the Chief Executive Officer, the President, or by written request of one-third of the directors then in office.
3.10    Notice. The Secretary shall give notice of each special meeting to each director at least 24 hours before the meeting. Waiver of notice may be given as provided in Section 5.2.
3.11    Quorum; Majority Vote. At all meetings of the board of directors, a majority of the directors fixed in the manner provided in these Bylaws shall constitute a quorum for the transaction of business. If at any meeting of the board of directors there be less than a quorum present, a majority of those present or any director solely present may adjourn the meeting from time to time without further notice. Unless the act of a greater number is required by law, the Certificate of Incorporation, or these Bylaws, the act of a majority of the directors present at a meeting at which a quorum is in attendance shall be the act of the board of directors. At any time that the Certificate of Incorporation provides that directors elected by the holders of a class or series of stock shall have more or less than one vote per director on any matter, every reference in these Bylaws to a majority or other proportion of directors shall refer to a majority or other proportion of the votes of such directors.
3.12    Telephone Meetings. Members of the board of directors, or members of a committee of the board of directors, may participate in and hold a meeting of the board of directors, or committee, by means of a conference telephone or similar communications equipment by means of which persons participating in the meeting can hear each other, and participation in a meeting pursuant to this section shall constitute presence in person at such meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.
3.13    Action without a Meeting. Unless otherwise restricted by the Certificate of Incorporation or by these Bylaws, any action required or permitted to be taken at a meeting of the board of directors, or of any committee of the board of directors, may be taken without a meeting if a consent or consents in writing or by electronic transmission, setting forth the action so taken, shall be signed by all the directors or all the committee members, as the case may be, entitled to vote with respect to the subject matter thereof, and such consent shall have the same force and effect as a vote of such directors or committee members, as the case may be, and may be stated as such in any certificate or document filed with the Secretary of State of the State of Delaware or in any certificate delivered to any person. Such consent or consents shall be filed with the minutes of proceedings of the board or committee, as the case may be.
3.14    Procedure. At meetings of the board of directors, business shall be transacted in such order as from time to time the board of directors may determine. The board of directors shall annually elect by a majority vote of the board at which a quorum shall be present one of its members to be Chairman of the Board and shall fill any vacancy in the position of the Chairman of the Board at such time as the board of directors shall determine. The Chairman of the Board may but need not be an officer of or employed in an executive or any other capacity by the Corporation. The Chairman of the Board, if such office has been filled, and, if not or if the Chairman of the Board is absent or otherwise unable to act, the Chief Executive Officer, shall preside at all meetings of the

Board; provided, however, if such office has not been filled or if the Chief Executive Officer is absent or otherwise unable to act, the President shall preside at all meetings of the Board. In the absence or inability to act of either such officer, a Chairman shall be chosen by the board of directors from among the directors present. The Secretary of the Corporation shall act as the secretary of each meeting of the board of directors unless the board of directors appoints another person to act as secretary of the meeting. The board of directors shall keep regular minutes of its proceedings which shall be placed in the minute book of the Corporation.
3.15    Presumption of Assent. A director of the Corporation who is present at the meeting of the board of directors at which action on any corporate matter is taken shall be presumed to have assented to the action unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as secretary of the meeting before the adjournment thereof or shall forward any dissent by certified or registered mail to the Secretary of the Corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.
3.16    Compensation. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, the board of directors shall have the authority to fix the compensation, including fees and reimbursement of expenses, or a stated salary paid to directors for attendance at regular or special meetings of the board of directors or any committee thereof; provided, that nothing contained herein shall be construed to preclude any director from serving the Corporation in any other capacity or receiving compensation therefor.
ARTICLE 4
COMMITTEES
4.1    Designation. The board of directors may, by resolution adopted by a majority of the entire board of directors, designate one or more committees and shall designate a chairperson for each committee.
4.2    Number; Qualification; Term. Each committee shall consist of one or more directors appointed by resolution adopted by a majority of the entire board of directors. The number of committee members may be increased or decreased from time to time by resolution adopted by a majority of the entire board of directors. Each committee member shall serve as such until the earliest of (i) the expiration of his term as director, (ii) his resignation as a committee member or as a director, or (iii) his removal as a committee member or as a director.
4.3    Authority. Each committee, to the extent expressly provided in the resolution establishing such committee, shall have and may exercise all of the authority of the board of directors in the management of the business of the Corporation except to the extent expressly restricted by law, the Certificate of Incorporation, or these Bylaws.
4.4    Committee Changes. The board of directors shall have the power at any time to fill vacancies in, to change the membership of, and to discharge any committee.

4.5    Alternate Members of Committees. The board of directors may designate one or more directors as alternate members of any committee. Any such alternate member may replace any absent or disqualified member at any meeting of the committee.
4.6    Regular Meetings. Regular meetings of any committee may be held without notice at such time and place as may be designated from time to time by the committee and communicated to all members thereof.
4.7    Special Meetings. Special meetings of any committee may be held whenever called by the Chairman thereof. The committee member calling any special meeting shall cause notice of such special meeting, including therein the time and place of such special meeting, to be given to each committee member at least 24 hours before such special meeting. Neither the business to be transacted at, nor the purpose of, any special meeting of any committee need be specified in the notice or waiver of notice of any special meeting. Waiver of notice may be given as provided in Section 5.2.
4.8    Quorum; Majority Vote. At meetings of any committee, a majority of the number of members designated by the board of directors shall constitute a quorum for the transaction of business; provided, however, that any alternative member(s) may be counted in lieu of an absent or disqualified member in determining the presence of a quorum. If a quorum is not present at a meeting of any committee, a majority of the members present may adjourn the meeting from time to time, without notice other than an announcement at the meeting, until a quorum is present. The act of a majority of the members present at any meeting at which a quorum is in attendance shall be the act of a committee, unless the act of a greater number is required by law, the Certificate of Incorporation, or these Bylaws.
4.9    Minutes. Each committee shall cause minutes of its proceedings to be prepared and shall report the same to the board of directors upon the request of the board of directors. The minutes of the proceedings of each committee shall be delivered to the Secretary of the Corporation for placement in the minute books of the Corporation.
4.10    Compensation. Committee members may, by resolution of the board of directors, be allowed a fixed sum and expenses of attendance, if any, for attending any committee meetings or a stated salary.
4.11    Responsibility. The designation of any committee and the delegation of authority to it shall not operate to relieve the board of directors or any director of any responsibility imposed upon it or such director by law.
ARTICLE 5

NOTICE
5.1    Method. Whenever by statute, the Certificate of Incorporation, or these Bylaws, notice is required to be given to any committee member or director and no provision is made as to how such notice shall be given, personal notice shall not be required and any such notice may be given (a) in writing, by mail, postage prepaid, addressed to such committee member or director at his or its address as it appears on the books, or (b) by any other method permitted by law (including but not limited to overnight courier service, telegram, telex, telefax, or electronic transmission). Any notice required or permitted to be given by mail shall be deemed to be delivered and given at the time when the same is deposited in the United States mail as aforesaid. Any notice required or permitted to be given by overnight courier service shall be deemed to be delivered and given at the time delivered to such service with all charges prepaid and addressed as aforesaid. Any notice required or permitted to be given by telegram, telex, or telefax shall be deemed to be delivered and given at the time transmitted with all charges prepaid and addressed as aforesaid.
5.2    Waiver. Whenever any notice is required to be given to any director or committee member of the Corporation by statute, the Certificate of Incorporation, or these Bylaws, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be equivalent to the giving of such notice or a waiver by electronic transmission by the person entitled to notice. Attendance of a director, or committee member at a meeting shall constitute a waiver of notice of such meeting, except where such person attends for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of directors or committee members need be specified in any written waiver of notice or any waiver by electronic transmission unless so required by the Certificate of Incorporation or these Bylaws.
ARTICLE 6
OFFICERS
6.1    Number; Titles; Term of Office. The officers of the Corporation shall be such officers as the board of directors may from time to time elect or appoint, which may include a Chairman of the Board, a Chief Executive Officer, a Chief Operating Officer, a Chief Financial Officer, President, a Secretary, one or more Vice Presidents (with each Vice President to have such descriptive title, if any, as the board of directors shall determine), and a Treasurer. Each officer shall hold office until his successor shall have been duly elected and shall have qualified, until his death, or until he shall resign or shall have been removed in the manner hereinafter provided. Any two or more offices may be held by the same person. None of the officers need be a stockholder or a director of the Corporation or a resident of the State of Delaware.
6.2    Removal. Any officer or agent elected or appointed by the board of directors may be removed by the board of directors by the affirmative vote of a majority of the board of directors at which a quorum is present or by an authorized committee thereof whenever in its judgment the best interest of the Corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create contract rights.
6.3    Suspension. Subject to any contractual limitations, the Chief Executive Officer or such other officer having comparable authority as determined by the board of directors may suspend the powers, authority, responsibilities and compensation of any employee, including elected officer, for a period of time sufficient to permit the board of directors or appropriate committee of the board of directors a reasonable opportunity to consider and act upon a resolution relating to the reinstatement, further suspension, or removal of such person.
6.4    Vacancies. Any vacancy occurring in any office of the Corporation (by death, resignation, removal, or otherwise) may be filled by the board of directors.
6.5    Authority. Officers shall have such authority and perform such duties in the management of the Corporation as are provided in these Bylaws or as may be determined by resolution of the board of directors not inconsistent with these Bylaws.
6.6    Compensation. The compensation, if any, of officers and agents shall be fixed from time to time by the board of directors; provided, however, that the board of directors may delegate the power to determine the compensation of any officer and agent (other than the officer to whom such power is delegated) to the Chairman of the Board, the Chief Executive Officer, the President or such other officers as determined by the board of directors.
6.7    Chairman of the Board. The Chairman of the Board, if elected by the board of directors, shall have such powers and duties as designated in these Bylaws and as may be prescribed by the board of directors. Such officer shall preside at all meetings of the stockholders and of the board of directors. Such officer may sign all certificates for shares of stock of the Corporation. The board of directors may also appoint a Vice Chairman or vice chairmen to serve in the absence of the Chairman.
6.8    Chief Executive Officer. Subject to the direction and authority of the board of directors, the Chief Executive Officer shall have general executive charge, management and control of the properties, business and operations of the Corporation with all such powers as may be reasonably incident to such responsibilities; he may agree upon and execute all leases, contracts, evidences of indebtedness and other obligations in the name of the Corporation and may sign all certificates for shares of capital stock of the Corporation. Unless the board of directors otherwise determines, he shall, in the absence of the Chairman of the Board, preside at all meetings of the stockholders and of the board of directors; and he shall have such powers and duties as designated in accordance with these Bylaws and as from time to time be assigned to him by the board of directors. The Chief Executive Officer may from time to time delegate any of the aforementioned duties and responsibilities in accordance with these Bylaws to any officer who directly or indirectly reports to him.
6.9    President. The President or such other officer as determined by the board of directors shall have charge of such properties, business, and operations of the Corporation as may be assigned to him from time to time in accordance with these Bylaws by the Chief Executive Officer, as well as all such powers as may be reasonably incident to such charge and he shall have the authority to agree upon and execute all leases, contracts, evidences of indebtedness, and other obligations in the name of the Corporation. Unless the board of directors otherwise determines, he shall, in the absence of the Chairman of the Board and the Chief Executive Officer, preside at all meetings of the stockholders and of the board of directors; and he shall have such other powers and duties as designated in accordance with these Bylaws and as from time to time be assigned to him by the board of directors. The President shall report directly to the Chief Executive Officer or such other officer as determined by the board of directors.
6.10    Chief Operating Officer. The Chief Operating Officer or such other officer as determined by the board of directors shall have charge of such properties, business, and operations of the Corporation as may be assigned to him from time to time in accordance with these Bylaws by the board of directors, the Chief Executive Officer or such other officer as determined by the board of directors.
6.11    Chief Financial Officer. The Chief Financial Officer or such other officer as determined by the board of directors shall have general charge of the financial affairs of the Corporation, as well as all such powers as may be reasonably incident to such charge and he shall have the authority to agree upon and execute all leases, contracts, evidences of indebtedness, and other obligations in the name of the Corporation. He shall render such accounts and reports as may be required by the board of directors or any committee of the board. The financial records, books and accounts of the Corporation shall be maintained subject to his direct or indirect supervision. The Chief Financial Officer shall report directly to the Chief Executive Officer or such other officer as determined by the board of directors.
6.12    Vice Presidents. The vice presidents shall have charge of such properties, business, and operations of the Corporation as may be assigned to them from time to time by the board of directors, the Chairman of the Board, the Chief Executive Officer, the Chief Operating Officer or such other officer as determined by the board of directors, as well as such powers as may be reasonably incident to such charge. A vice president shall report directly to the Chief Executive Officer, the Chief Operating Officer, the Chief Financial Officer or such other officer as determined by the board of directors.
6.13    Treasurer. The Treasurer or such other officer as determined by the board of directors shall have custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all monies and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the board of directors. He shall disburse the funds of the Corporation as may be ordered by the board of directors, taking proper vouchers for such disbursements, and shall render to the board of directors, at its regular meetings, or when the board of directors so requires, an account of all his transactions as Treasurer and of the financial condition of the Corporation. If required by the board of directors, he shall give the Corporation a bond, at the expense of the Company, in such sum and with such surety or sureties as shall be satisfactory to the board of directors for the faithful performance of the duties of his office and for the restoration to the Corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Corporation. The Treasurer shall perform such other duties as may be prescribed by the board of directors, the Chairman of the Board, the Chief Executive Officer, the President or such other officer as determined by the board of directors. In the absence of a duly appointed Treasurer, the Chief Financial Officer of the Corporation or such other officer as determined by the board of directors shall perform the duties of Treasurer.

6.14    Assistant Treasurers. The Assistant Treasurer, or if there shall be more than one, the assistant treasurers, in the order determined by the board of directors (or if there be no such determination, then in the order of their election) shall, in the absence of the Treasurer or in the event of his inability or refusal to act, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as the board of directors, the Chairman of the Board, the Chief Executive Officer, the President or such other officer as determined by the board of directors may from time to time prescribe. In the absence of a duly appointed Assistant Treasurer, the Chief Financial Officer of the Corporation or such other officer as determined by the board of directors shall perform the duties of Assistant Treasurer.
6.15    Secretary. The Secretary shall attend all meetings of the board of directors and all meetings of the stockholders and record all the proceedings of the meetings of the Corporation and of the board of directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required. When required to be given, he shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the board of directors, and shall perform such other duties as may be prescribed by the board of directors under whose supervision he shall be. He shall have custody of the corporate seal of the Corporation and he, or an Assistant Secretary, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by his signature or by the signature of such Assistant Secretary, and he may sign with the Chairman of the Board, the Chief Executive Officer or the President, in the name of the Corporation, all contracts of the Corporation. The board of directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his signature.
6.16    Assistant Secretaries. The Assistant Secretary, or if there be more than one, the assistant secretaries in the order determined by the board of directors (or if there be no such determination, then in the order of their election) shall, in the absence of the Secretary or in the event of his inability or refusal to act, or if such powers shall be delegated him by the Secretary, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the board of directors, the Chairman of the Board, the Chief Executive Officer, the President or such other officer as determined by the board of directors may from time to time prescribe.
ARTICLE 7
CERTIFICATES AND SHAREHOLDERS
7.1    Certificates for Shares. (a) The shares of the Corporation shall be represented by a certificate or shall be uncertificated. Certificates for shares of stock of the Corporation shall be in such form as shall be approved by the board of directors. The certificates shall be signed by the Chairman or Vice Chairman of the Board, or the President or a Vice President and also by the Secretary or an Assistant Secretary or by the Treasurer or an Assistant Treasurer. Upon the face or back of each stock certificate issued to represent any partly paid shares, or upon the books and records of the Corporation in the case of uncertificated partly paid shares, shall be set forth the number and class of shares and the par value of such shares or a statement that such shares are without par value.

(b)    If the Corporation shall be authorized to issue more than one class of stock or more than one series of any class, the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualification, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock; provided that, except as otherwise provided in Section 202 of the Delaware General Corporation Law, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock, a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.
(c)    Within a reasonable time after the issuance or transfer of uncertificated stock, the Corporation shall send to the registered owner thereof a written notice containing the information required to be set forth stated on certificates pursuant to Section 151, 156, 202(a) or 218(a) of the Delaware General Corporation Law or a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.
(d)    Notwithstanding any other provision of this Article VII, the Corporation may adopt a system of issuance, recordation and transfer of its shares by electronic or other means not involving any issuance of certificates, provided the use of such system by the Corporation is permitted in accordance with applicable law.
7.2    Signatures. Any and all signatures on the certificate may be a facsimile and may be sealed with the seal of the Corporation or a facsimile thereof. If any officer, transfer agent, or registrar who has signed, or whose facsimile signature has been placed upon, a certificate has ceased to be such officer, transfer agent, or registrar before such certificate is issued, such certificate may be issued by the Corporation with the same effect as if he were such officer, transfer agent, or registrar at the date of issue.
7.3    Replacement of Lost, or Destroyed Certificates. The board of directors may direct a new certificate or certificates to be issued in place of a certificate or certificates theretofore issued by the Corporation and alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate or certificates representing shares to be lost or destroyed. When authorizing such issue of a new certificate or certificates the board of directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or to give the Corporation a bond with a surety or sureties satisfactory to the Corporation in such sum as it may direct as indemnity against any claim, or expense resulting from a claim, that may be made against the Corporation with respect to the certificate or certificates alleged to have been lost or destroyed.

7.4    Transfer of Shares. Shares of stock of the Corporation shall be transferable only on the books of the Corporation by the holders thereof in person or by their duly authorized attorneys or legal representatives. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate representing shares duly endorsed or accompanied by proper evidence of succession, assignment, or authority to transfer, the Corporation or its transfer agent shall issue a new certificate to the person entitled thereto, cancel the old certificate, and record the transaction upon its books. Upon receipt of proper transfer instructions from the registered owner of uncertificated shares, the Corporation or the transfer agent shall cancel such uncertificated shares and shall issue new equivalent uncertificated shares or certificated shares to the person entitled thereto, and record the transaction upon its books.
7.5    Registered Stockholders. The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.
7.6    Regulations. The board of directors shall have the power and authority to make all such rules and regulations as they may deem expedient concerning the issue, transfer, and registration or the replacement of certificates for shares of stock of the Corporation.
7.7    Legends. The board of directors shall have the power and authority to provide that certificates representing shares of stock bear such legends as the board of directors deems appropriate to assure that the Corporation does not become liable for violations of federal or state securities laws or other applicable law.
ARTICLE 8

INDEMNIFICATION
8.1    Right of Indemnification. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another Corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines, awards and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding to the fullest extent permitted by the Delaware General Corporation Law as amended from time to time.
8.2    Advancement of Expenses. Expenses incurred by an officer or director in defending or in preparation for a civil, criminal, administrative or investigative action, suit or proceeding, arbitration, mediation or claim in respect thereof (collectively, “Actions”) shall be paid by the Corporation in advance of the final disposition of such Action upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized in this Article VIII. Such expenses incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the board of directors deems appropriate. As used in this Article VIII, “expenses” shall mean any direct out-of-pocket costs reasonably related to such Action, including, without limitation, attorneys’ fees, fees of consultants, advisors and expert witnesses, and related charges.
8.3    Non-Exclusive Right. The indemnification and advancement of expenses provided by, or granted pursuant to, the other sections of this Article VIII shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under the Corporation's Certificate of Incorporation or any Bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.
8.4    Insurance. The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another Corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article VIII.
8.5    Meaning of Terms. (a) For purposes of this Article VIII, references to "the Corporation" shall include, in addition to the Corporation or the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent or another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article VIII with respect to the Corporation or surviving or resulting corporation as he would have with respect to such constituent corporation if its separate existence had continued.
(b)    For purposes of this Article VIII, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the Corporation" shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Corporation" as referred to in this Article VIII.
8.6    Continuing Right. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VIII shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

8.7    Other Indemnification. If this Article VIII or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each director, officer, employee or agent of the Corporation as to any expenses, judgments, fines, awards and amounts paid in settlement with respect to any Action, including an Action by or in the right of the Corporation, to the full extent permitted by an applicable portion of this Article VIII that shall not have been invalidated and to the full extent permitted by applicable law.
8.8    Amendment or Repeal. No amendment, termination or repeal of this Article VIII or of relevant provisions of the Delaware General Corporation Law or any other applicable law shall affect or diminish in any way the rights of any director, officer, employee or agent of the Corporation to indemnification under the provisions hereof with respect to any Actions arising out of, or relating to, any actions, transactions or facts occurring prior to the final adoption of such amendment, termination or repeal.
ARTICLE 9

MISCELLANEOUS PROVISIONS
9.1    Dividends. Subject to provisions of law and the Certificate of Incorporation, dividends may be declared by the board of directors at any regular or special meeting and may be paid in cash, in property, or in shares of stock of the Corporation. Such declaration and payment shall be at the discretion of the board of directors.
9.2    Reserves. There may be created by the board of directors out of funds of the Corporation legally available therefor such reserve or reserves as the directors from time to time, in their discretion, consider proper to provide for contingencies, to equalize dividends, or to repair or maintain any property of the Corporation, or for such other purpose as the board of directors shall consider beneficial to the Corporation, and the board of directors may modify or abolish any such reserve in the manner in which it was created.
9.3    Books and Records. The Corporation shall keep correct and complete books and records of account, shall keep minutes of the proceedings of its stockholders and board of directors and shall keep at its registered office or principal place of business, or at the office of its transfer agent or registrar, a record of its stockholders, giving the names and addresses of all stockholders and the number and class of the shares held by each.
9.4    Fiscal Year. The fiscal year of the Corporation shall be fixed by resolution of the board of directors.
9.5    Seal. The seal of the Corporation shall have inscribed thereon the name of the Corporation, the year of its organization and the words “Corporate Seal, Delaware.” The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.
9.6    Resignations. Any director, committee member, or officer may resign by so stating at any meeting of the board of directors or by giving written notice to the board of directors, the Chairman of the Board, the Chief Executive Officer, the President, or the Secretary. Such resignation shall take effect at the time specified therein or, if no time is specified therein, immediately upon its receipt. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.
9.7    Securities of Other Corporations. The Chief Executive Officer (or any other officer designated by the board of directors) shall have the power and authority to transfer, endorse for transfer, vote, consent, or take any other action with respect to any securities of another issuer which may be held or owned by the Corporation and to make, execute, and deliver any waiver, proxy, or consent with respect to any such securities.
9.8    Transactions with the Corporation. No contract or other transaction between the Corporation and one or more of its directors and officers, or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable, solely for this reason, or solely because the director or officer is present at or participates in the meeting of the board of directors or committee which authorizes the contract or transaction, or solely because any such director’s or officer’s votes are counted for such purposes if (i) the material facts as to the director’s or officer’s relationship or interest and as to the contract or transaction are disclosed or are known to the board of directors or the committee, and the board of directors or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum, (ii) the material facts as to the director’s or officer’s relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders, or (iii) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified, by the board of directors, a committee or the stockholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the board of directors or of a committee which authorizes the contract or transaction.
9.9    Checks. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the board of directors may from time to time designate.
9.10    Invalid Provisions. If any part of these Bylaws shall be held invalid or inoperative for any reason, the remaining parts, so far as it is possible and reasonable, shall remain valid and operative.
9.11    Mortgages, etc. With respect to any deed, deed of trust, mortgage, or other instrument executed by the Corporation through its duly authorized officer or officers, the attestation to such execution by the Secretary of the Corporation shall not be necessary to constitute such deed, deed of trust, mortgage, or other instrument a valid and binding obligation against the Corporation unless the resolutions, if any, of the board of directors authorizing such execution expressly state that such attestation is necessary.
9.12    Headings. The headings used in these Bylaws have been inserted for administrative convenience only and do not constitute matter to be construed in interpretation.

9.13    References. Whenever herein the singular number is used, the same shall include the plural where appropriate, and words of any gender should include each other gender where appropriate.
9.14    Amendments. These Bylaws may be altered, amended, or repealed or new Bylaws may be adopted by (i) the affirmative vote of a majority of the directors of the Corporation (A) at any regular or special meeting of the board of directors, if notice of such alteration, amendment or repeal be contained in the notice of such meeting, or (B) by written consent of the directors of the Corporation pursuant to Section 3.13 hereof, or by (ii) the affirmative vote of the holders of a majority of the shares of capital stock of the Corporation entitled to vote thereon, if notice of such alteration, amendment, or repeal be contained in the notice of the stockholders’ meeting.
The undersigned, the Secretary of the Corporation, hereby certifies that the foregoing Amended and Restated Bylaws were duly adopted by the Board of Directors of the Corporation as of May 6, 2014.
/s/ John F. Sterling
John F. Sterling, Secretary

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